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                                  PRESS RELEASE


[LOGO]


CONTACT:

Thomas D. Lauerman                    Van Negris / Philip J. Denning
Morton Industrial Group, Inc.         Kehoe, White, Van Negris & Company, Inc.
(309) 263-3300                        (212) 396-0606

FOR IMMEDIATE RELEASE

                     MORTON INDUSTRIAL GROUP, INC. ANNOUNCES
            STOCK SYMBOL CHANGE TO "MGRPC" ON NASDAQ SMALLCAP MARKET

MORTON, IL -- OCTOBER 20, 2000 -- Morton Industrial Group, Inc. (Nasdaq: MGRP), a leading contract manufacturing supplier to large industrial original equipment manufacturers (OEMs), today announced that its common stock will begin trading today on The Nasdaq SmallCap Market under the symbol "MGRPC".

Morton Industrial Group, Inc. is a supplier of highly engineered metal and plastic components and subassemblies for large industrial original equipment manufacturers (OEMs). The Company operates from 11 facilities in 5 states in the Midwest and Southeast with over 2,200 employees. The Company provides large industrial original equipment manufacturers with a wide range of services including design, prototype development, precision tool making and production of metal fabrications and plastic component parts.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LEGISLATION REFORM ACT OF 1995: This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements containing words "anticipates," "believes," "intends," "estimates," "expects," "projects," and similar words. The forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements. Such factors include, among others, the following: the loss of certain significant customers; the cyclicality of our construction and agricultural sales; risks associated with our acquisition strategy; general economic and business conditions, both nationally and in the markets in which we operate or will operate; competition; and other factors referenced in the Company's reports and registration statements filed with the Securities and Exchange Commission. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward looking statements. The forward looking statements contained herein speak only of the Company's expectation as of the date of this press release. We disclaim any obligations to update any such factors or publicly announce the result of any revisions to any of the forward looking statements contained herein to reflect future events or developments.

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             1021 W. Birchwood - Morton, Il 61550-0429 - (309) 263-3300